Exhibit 4.5

Execution Copy

SECURITYHOLDERS’ AGREEMENT

THIS SECURITYHOLDERS’ AGREEMENT (this “Agreement”), dated as of February 17, 2011, is made and entered into by and among REVEL AC, INC., a Delaware corporation (together with its permitted transferees, the “Company”), Revel Group, LLC, a Delaware limited liability company (together with members of the Company’s management and other permitted transferees, the “Management Stockholder”), and the holders (collectively, the “Holders”) of Warrants (as defined below) and Warrant Shares (as defined below) from time to time (the Holders, together with the Management Stockholder, the “Securityholders”). Certain capitalized terms used herein have the respective meanings set forth in Section XIX.A. hereof.

RECITALS

WHEREAS, the Company and the Guarantors (as defined in the Indenture), as applicable, have authorized the sale and issuance on the date hereof to certain purchasers of up to an aggregate of 152,200 units (the “Units”), with each Unit consisting of (i) $2,000 principal amount of the Company’s 12% Second Lien Notes due 2018 (collectively, the “Notes”), including the Guarantees (as defined in the Indenture), and totaling $304,400,000 aggregate principal amount, and (ii) a warrant issued by the Company exercisable to purchase 1,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), with the warrants exercisable in the aggregate for 152,200,000 shares of Common Stock, subject to adjustment as provided therein (the “Warrant Shares” and all such warrants included in the Units, the “Warrants” and, collectively with the Common Stock, the “Securities”); and

WHEREAS, the Company and the Securityholders desire to enter into this Agreement for the purpose of regulating certain aspects of their relationship on and after the date hereof with respect to the Securities.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section I. Authorization.

Each Securityholder hereby represents and warrants to the Company and to each other that it has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement has been duly and validly authorized, and all necessary action has been taken, to make this Agreement a valid and binding obligation of each such Securityholder, enforceable in accordance with its terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, preference or other similar laws now or hereafter in effect relating to, or affecting, creditors’ rights generally and (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

Section II. Transfers of the Common Stock and Exercise/Transfer of the Warrants and Warrant Shares.

A. Restrictions on Transferability of the Securities and Exercise of the Warrants. Each Securityholder agrees not to, directly or indirectly, sell, transfer, encumber, redeem, gift, pledge, hypothecate, assign or otherwise dispose of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) (collectively, “Transfer”) in any Securities during the term of this Agreement to any person or group, and each Holder agrees not to exercise any Warrants, unless each of the following conditions is satisfied: (i) upon consummation of such Transfer or exercise, such person or group would not be in violation of the Ownership Limitations set forth in Section III.A, (ii) neither the transferee nor any of its Affiliates or related parties is a Competitor of the Company and its subsidiaries in the Atlantic City market, (iii) such Transfer is to or such exercise is by a person that is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) pursuant to an exemption from the registration requirements of the federal or state securities laws (or in a transaction not covered by these laws), and (iv) upon consummation of such Transfer or exercise, the particular class of Securities would not be held by five hundred (500) or more persons and would not otherwise require the Company to register that class of Securities pursuant to the Exchange Act unless for purposes of this clause (iv) the particular class of Securities is already then registered pursuant to the Exchange Act ((i), (ii), (iii) and (iv), collectively, the “Transfer Restrictions”).

B. Certification Required. With respect to any exercise of Warrants or any Transfer of Securities by a Securityholder to any transferee, in each case in accordance with the terms of this Agreement, the holder or transferor of such Securities shall, as a condition precedent to such exercise or Transfer, certify in writing to the Company that such exercise or Transfer, as applicable, will not violate clauses (i) through (iii) of the Transfer Restrictions set forth in Section II.A or the Ownership Limitations set forth in Section III.A (including, if requested by the Company or its duly appointed agent(s), an opinion of counsel as to such Transfer’s compliance with the securities laws under clause (iii) of the Transfer Restrictions and such additional certifications and/or opinion of counsel as to such exercise’s compliance with the securities laws; provided, however, that no such opinion of counsel shall be required for Transfers between or among affiliated investment funds.

C. Transferees Required to Execute this Agreement. With respect to any Transfer of Securities by a Securityholder to any transferee in accordance with the terms of this Agreement, such transferee shall, as a condition precedent to such Transfer, (a) execute and deliver to the Company a joinder agreement, substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”), pursuant to which such transferee shall agree to be bound by the provisions of this Agreement to the same extent as the transferor of such Securities, and (b) execute any other documents or agreements reasonably requested by the Company.

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Section III. Ownership Limitations.

A. Except for Permitted Holders, no Securityholder, either individually or as a group, may hold or beneficially own (i) shares of Common Stock representing 5% or more of the actual outstanding shares of Common Stock unless such person is an “institutional investor” which meets the qualifications for a “passive investor” under the New Jersey Casino Control Act and the regulations promulgated thereunder (collectively, the “New Jersey Gaming Laws”), in which case such limitation shall be 25% (provided that for this purpose, holding or beneficially owning Warrants shall not be considered beneficial ownership of the underlying shares of Common Stock unless and until such Warrants are exercised), or (ii) Warrants exercisable for 25% or more of the outstanding shares (on a fully diluted basis giving effect to exercise of all of the Warrants) of Common Stock ((i) and (ii), together, the “Ownership Limitations”).

Section IV. Exempt Transfers.

The Transfer Restrictions set forth in Section II.A and the Ownership Limitations set forth in Section III.A shall not apply to a transaction (i) approved by the Board of Directors of the Company (the “Board”) and (ii) in compliance with the New Jersey Gaming Laws.

Section V. Restriction on Sale.

Anything to the contrary herein notwithstanding, in the event that the Company files a registration statement with respect to an underwritten public offering under the Securities Act in which any class of the Company’s equity securities is offered, no Securityholder that has beneficial ownership of 5% or more of the Common Stock (on a fully diluted basis giving effect to the exercise of all of the Warrants but not taking into account the remaining Unvested Management Shares) shall effect any sale or distribution (except pursuant to said registration statement) of any of the Securities (which Securities, for the purposes of this Section V, shall include any and all voting securities received by such Securityholder as a stock dividend, stock split or other recapitalization or similar distribution on or in respect of the Securities) or any of the Company’s other equity securities, or of any securities convertible into or exchangeable for such securities, during the period beginning on the date that the Company provides the Securityholders with written notice that it has filed a preliminary prospectus with the SEC and ending, (i) in the event of a Qualified IPO, one hundred and eighty (180) days after such registration has become effective, and (ii) in the event of any other underwritten public offering, ninety (90) days after such registration statement has become effective, or (iii) with respect to (i) and (ii) above, ten (10) days after such registration statement has been withdrawn.

Section VI. Register of Securities; Removal of Restrictions on Transfer; Legends.

A. Register of Securities. The Company or its duly appointed agent(s) shall maintain a register for the Warrants and the Common Stock, in which it shall register the exercise of the Warrants and/or the issuance and sale of all shares of Common Stock, as applicable. The Company may issue stop transfer instructions to such agent(s) and make similar notations in such register to ensure that all exercises of the Warrants and all transfers of Warrants, shares of Common Stock and Warrant Shares are made in accordance with this

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Agreement. All valid transfers of Warrants, shares of Common Stock and Warrant Shares shall be recorded on the register maintained by the Company or its agent(s). Subject to Section XVII hereof and any agreement entered into by the Company with its agent(s), the Company or its agent(s) shall be required to record any such transfer when it receives the Warrants, shares of Common Stock or Warrant Shares to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing; provided, that the transferee shall execute and deliver to the Company a Joinder Agreement as required by Section II.C.

B. Removal of Transfer Restrictions. To the extent that the circumstances or provisions requiring a legend in Section VI.C.ii below have ceased to be effective, the Company will upon request reissue certificates without such legend, subject to receipt, if requested by the Company or its duly appointed agent(s), of an opinion of counsel as to such circumstances.

C. Legends. All certificates evidencing the Securities shall bear substantially the following legends:

(i) “The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction and, accordingly, may not be offered, sold, pledged or otherwise transferred or sold other than (A) to the Company or any subsidiary thereof, (B) in accordance with an exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), or (C) pursuant to an effective registration statement under the Securities Act, and in each case in compliance with a Securityholders’ Agreement, as amended, supplemented or otherwise modified from time to time, between the Company and the registered holder.”

(ii) “The securities represented by this certificate are subject to a Securityholders’ Agreement, as amended, supplemented or otherwise modified from time to time, between the Company and the registered holder, or its predecessor in interest, which contains provisions regarding (I) certain restrictions on the transfer, exercise or ownership, as applicable, of such securities and (II) certain other matters. A copy of the Securityholders’ Agreement is available for inspection at the principal office of the Company. Any transfer or exercise of the securities evidenced by this certificate or any interest therein in violation of the Securityholders’ Agreement is null and void.”

(iii) Any legend required to be placed thereon by any applicable state securities law, gaming or other regulations, the requirements of the Depositary Trust Company if the Securities are evidenced by global securities and the structure of the transaction in which the Securities were issued.

Section VII. Board of Directors.

A. Board Composition. The Board shall be a staggered board, and shall consist of five directors, (i) two of whom may be members of the Company’s management team (the “Management Directors”), (ii) two Investor Directors and (iii) one additional director who

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shall not be a member of the Company’s management team (the “Independent Director”), in each case subject to qualification and other applicable requirements of the New Jersey Gaming Laws, which Board shall be constituted no later than 30 days following the date of this Agreement (the “Board Constitution Date”); provided, that the Company shall have received by no later than ten days prior to the Board Constitution Date the names of the individuals to be designated as Investor Directors by the Holders in accordance with the terms hereof or, if later, then the Board Constitution Date shall be a date that is no later than 10 days after the Holders (acting through the designated Holder Representative set forth in Section XVI hereof) shall have delivered to the Company the names of the individuals to be designated as Investor Directors. The Board shall be divided into (i) Class I Directors (one director), to serve until the first anniversary of the date of this Agreement, (ii) Class II Directors (two directors), to serve until the second anniversary of the date of this Agreement, and (iii) Class III Directors (two directors), to serve until the third anniversary of the date of this Agreement, in each case in accordance with the Bylaws until such director’s successor shall be duly elected, unless such director resigns, is removed or is otherwise disqualified from serving as a director of the Company. One of the Investor Directors shall be a Class I Director and the other Investor Director shall be a Class III Director. Kevin DeSanctis, the Chief Executive Officer of the Company shall be a Class III Director, and the other Management Director and the Independent Director shall be a Class II Director. Notwithstanding the foregoing, the Board shall initially be comprised solely of Kevin DeSanctis, until such date as the Investor Directors, the other Management Director and the Independent Director are appointed to the Board in accordance with the terms hereof.

B. Chairman. Kevin DeSanctis shall be appointed to be the Chairman of the Board.

C. Designation of Investor Directors. Until the Post-Exercise Meeting Date, the Holders shall have the right to designate, by written direction of the Majority Holders (acting through the designated Holder Representative set forth in Section XVI hereof), delivered to the Company at least 15 days in advance of the end of an Investor Director’s term, and for the initial Board of Directors, no later than 20 days following the date of this Agreement, in each case together with evidence and documentation reasonably acceptable to the Company that all qualifications have been received and other applicable requirements complied with under the New Jersey Gaming Laws, subject to qualification and other applicable requirements of the New Jersey Gaming Laws, the Investor Directors to serve on the Board. Each Investor Director shall be an “independent director” as such term is used in Rule 303A of the New York Stock Exchange Listed Company Manual as of the date hereof.

D. Designation of Management Directors and the Independent Director. The Management Stockholder shall have the right to designate, subject to qualification and other applicable requirements of the New Jersey Gaming Laws, the Management Directors and the Independent Director to serve on the Board. The Independent Director shall be an “independent director” as such term is used in Rule 303A of the New York Stock Exchange Listed Company Manual as of the date hereof.

E. Election of Investor Directors. The Management Stockholder shall vote or execute written consents with respect to all of the shares of Common Stock or other securities beneficially owned by it, and entitled to vote, for the election and re-election of the

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Investor Directors to the Board at all regular and special meetings of the stockholders of the Company called or held or consents executed for the purpose of electing or re-electing such Investor Directors. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any such Investor Director, the Majority Holders (acting through the designated Holder Representative set forth in Section XVI hereof) shall have the right to designate a replacement to fill such vacancy, and the Management Stockholder agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock or other securities that it at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock or other securities it at such time beneficially owns, for election to the Board of such individual designated by the Majority Holders (acting through the designated Holder Representative set forth in Section XVI hereof). The Management Stockholder agrees that it will not, as a stockholder, vote or execute any consent with respect to the removal of an Investor Director, unless the Management Stockholder is directed to do so by the Majority Holders (acting through the designated Holder Representative set forth in Section XVI hereof), and if the Management Stockholder is so directed, it agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock or other securities that it at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock or other securities it at such time beneficially owns, for such removal and for the election of a replacement Investor Director as provided in the immediately preceding sentence.

F. Election of Management Directors and the Independent Director. Each of the Holders, to the extent that such Holder beneficially own shares of Common Stock or other securities entitled to vote for the election of directors, shall vote or execute written consents with respect to all of the shares of Common Stock or other securities beneficially owned by it, and entitled to vote, for the election and re-election of the Management Directors and the Independent Director to the Board at all regular and special meetings of the stockholders of the Company called or held or consents executed for the purpose of electing or re-electing such Management Directors or Independent Director. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any such Management Directors or Independent Director, the Management Stockholder shall have the right to designate a replacement to fill such vacancy, and each Holder, to the extent that such Holder beneficially own shares of Common Stock or other securities entitled to vote for the election of directors, agrees to vote or execute consents, as applicable, with respect to all of the shares of Common Stock or other securities that it at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock or other securities it at such time beneficially owns, for election to the Board of such individual designated by the Management Stockholder. Each Holder agrees that it will not, as a stockholder, vote or execute any consent with respect to the removal of a Management Director or the Independent Director, unless the Holders are directed to do so by the Management Stockholder, and if the Holders are so directed, each Holder agrees, to the extent that such Holder beneficially own shares of Common Stock or other securities entitled to vote for the election of directors, to vote or execute consents, as applicable, with respect to all of the shares of Common Stock or other securities that it at such time beneficially owns, or cause to be voted or a consent to be executed with respect to such shares of Common Stock or other securities it at such time beneficially owns, for such removal and for the election of a replacement Management Director or Independent Director as provided in the immediately preceding sentence.

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G. Voting. Notwithstanding any other provision of this Agreement, each director on the Board shall at all times have one vote on any matter.

This Section VII shall terminate immediately following the Post-Exercise Meeting Date.

Section VIII. Vesting of Management Shares Upon Key Milestones.

A. The Securityholders acknowledge and agree that the Unvested Management Shares shall be subject to the Stock Restriction Agreement which provides, among other things, that upon the occurrence of each of the events set forth in clause (i) and (ii) below (each, a “Vesting Event”), all or a portion of the Unvested Management Shares shall vest as follows, so that after such vesting, the percentage of fully vested shares of outstanding Common Stock (on a fully diluted basis giving effect to the exercise of all of the Warrants but not taking into account the remaining Unvested Management Shares) held by the Management Stockholder shall be increased by an additional 2.5% for each such event individually (or a total of 5.0% if both of such events occur):

(i) If both of the following occur: (i) the Opening Date occurs on or before June 30, 2012, and (ii) as of the Opening Date, the aggregate cash amounts expended for Project Costs (as defined in the Disbursement Agreement) after the Issue Date (as defined in the Indenture) do not exceed the Project Budget (as defined in the Disbursement Agreement).

(ii) If the Consolidated Adjusted EBITDA (as defined in the Credit Agreement) of the Company and its subsidiaries for any four-quarter period ending on or prior to June 30, 2014 equals or exceeds $189.0 million.

Section IX. Gaming Redemption.

The Company may require a Disqualified Holder to dispose of its Securities or the Company may redeem any Securities held by a Disqualified Holder at a price equal to the lowest of (i) the Per Share Value of such Securities, (ii) such other redemption price as required by applicable law or order of any gaming authority or (iii) to the extent required by the New Jersey Gaming Laws, the price that the Disqualified Holder paid for such Securities.

Section X. Preemptive Rights.

(a) In the event of a proposed issuance by the Company to any Securityholder or any Third Party (the “Offeree”) of additional Equity Securities, including in connection with an Equity Cure, each Securityholder shall have the right, but not the obligation, to purchase up to that portion of such Equity Securities as is necessary (i) in the case of Common Equity Securities, to maintain such Securityholder’s relative ownership percentage of the aggregate amount of Common Stock then outstanding (on a fully diluted basis giving effect to the exercise of the Warrants and the full vesting of any then outstanding Unvested Management Shares, such portion, a “Pro Rata Share”) and (ii) in the case of Preferred Equity Securities, to purchase such Securityholder’s Pro Rata Share of such Preferred Equity Securities to be issued. Such right shall be offered to the Securityholders pursuant to a written notice from the Company

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(setting forth the price at which such Equity Securities are to be issued and all of the other material terms and conditions of the issuance) offering the Securityholders such Equity Securities on the same terms and conditions as offered to the Offeree (such notice, a “Preemptive Rights Notice”). Each Securityholder shall have ten (10) business days from the date of the Company’s delivery of the Preemptive Rights Notice to notify the Company in writing of its irrevocable acceptance of such offer with respect to all or any portion of the Equity Securities that are offered to the Offeree.

(b) The Company shall have 180 days from the issuance of the Preemptive Rights Notice to consummate the proposed issuance of any or all of such Equity Securities that the Securityholders have not elected to purchase at the price and upon terms that are not less favorable to the Company than those specified in the Preemptive Rights Notice. If the Company proposes to issue any such Equity Securities after such 180-day period, it shall again comply with the procedures set forth in this Section X.

(c) This Section X shall not apply to (i) the issuance of shares of Common Stock upon exercise of the Warrants or upon conversion, exercise or exchange in accordance with their terms of other convertible, exercisable or exchangeable securities issued in accordance with this Agreement and (ii) shares of Common Stock issued or the issuance or grants of restricted stock or options to purchase Common Stock pursuant to the Company’s or its subsidiaries’ stock option plans and employee stock purchase plans or employment agreements with employees of the Company or its subsidiaries (but not including issuances to members of management of the Company who are employed by the Company or its subsidiaries on the date of this Agreement).

The rights set forth in this Section X shall not apply to the issuance of shares of Common Stock in connection with, and will terminate automatically upon the consummation of, a Qualified IPO.

Section XI. Transactions Requiring Consent of the Majority Holders.

The Company shall take no action with respect to any of the following matters without the approval of the Majority Holders (acting through the designated Holder Representative set forth in Section XVI hereof):

(a) the consummation of a Change of Control Event or a Sale, in each case which constitutes a Liquidity Event;

(b) the issuance by the Company of shares of preferred stock or other equity securities ranking senior to the Common Stock as to payments of dividends or rights upon liquidation, provided that the foregoing shall not apply to an issuance of any equity securities in connection with an Equity Cure;

(c) the pledge by the Management Stockholder of 50% or more of the voting stock of the Company, measured by voting power rather than number of shares (provided that the shares underlying the Warrants shall not be considered to be outstanding voting stock or voting power unless and until such Warrants are actually exercised and the calculation of such percentage shall not take into account any Unvested Management Shares); or

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(d) the issuance of additional shares of Common Stock (or of securities convertible into or exercisable for Common Stock), including to fund an Equity Cure; provided, however, that this Section XI.(d) shall not apply to (i) the issuance of shares of Common Stock upon exercise of the Warrants or upon conversion, exercise or exchange in accordance with their terms of other convertible, exercisable or exchangeable securities issued in accordance with this Agreement, (ii) the vesting of the Unvested Management Shares, (iii) shares of Common Stock issued or the issuance or grants of restricted stock or options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans or employment agreements with employees of the Company or its subsidiaries (but not including issuances to members of management of the Company who are employed by the Company or its subsidiaries on the date of this Agreement) in the aggregate not to exceed 5% of the total number of shares of Common Stock outstanding (on a fully-diluted basis giving effect to the exercise of the Warrants and the full vesting of any then outstanding Unvested Management Shares), and (iv) issuances of shares of Common Stock approved by a majority of the Board, including, prior to the Post-Exercise Meeting Date, the Investor Directors, in the aggregate not to exceed 10% of the total number of shares of Common Stock outstanding (on a fully-diluted basis giving effect to the exercise of the Warrants and the full vesting of any then outstanding Unvested Management Shares).

The obligations imposed by this Section XI shall terminate automatically on the Post-Exercise Meeting Date.

Section XII. Covenants.

A. Affiliate Transactions. After the date hereof, the Company shall not enter into any transaction, or series of related transactions, with the Management Stockholder or its Affiliates (other than subsidiaries of the Company), unless such transaction (i) is approved by a majority of the Board, including at least one Investor Director, and (ii) is on terms that are not materially less favorable to the Company, in the judgment of the Board, than those that would have been obtained in a comparable transaction by the Company with a person that is not an Affiliate; provided, that the following will not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of this Section XII.A.:

(i) the payment of fees, salaries and other compensation and reimbursement of expenses paid to, and indemnity and insurance arrangements provided on behalf of, current or former officers, managers, directors, employees, advisors or consultants under agreements or arrangements in effect on the date hereof or otherwise approved in accordance with this Agreement;

(ii) the entering into, and transactions with or payments to, including grants of securities, stock options and similar rights, any current or former employee, officer, managers, consultant, advisor or director pursuant to any compensation, service, severance or benefit plans or arrangements or employment or consulting agreements in effect on the date hereof or otherwise approved in accordance with this Agreement; and

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(iii) the Closing Date Transactions, the Financing Agreements and the perpetual royalty-free Intellectual Property License Agreements (as each such terms are defined in the Indenture).

B. Redemption of Common Stock. The Company shall not redeem any shares of Common Stock, except (i) as required by the Employment Agreement, (ii) for Unvested Management Shares upon the failure of one or more Vesting Events to occur, and (iii) repurchases, upon the termination of employment, of options or shares of restricted stock issued pursuant to any stock option plan, employee stock purchase plans or employment agreements with employees of the Company or its subsidiaries.

The obligations imposed by this Section XII shall terminate automatically on the Post-Exercise Meeting Date.

Section XIII. Equity Cure.

A. Required Notice. In the event that the Company fails to comply with any Financial Performance Covenant (as defined in the Credit Agreement) with respect to a period of four consecutive financial quarters, the Company shall deliver notice of such failure to the Holders, and the Holders shall have the right, subject to the Company obtaining any required approval of the Majority Holders under Section XI.(d) hereof, to make an Equity Contribution equal to its Pro Rata Share for purposes of the Equity Cure under the Credit Agreement, at a price determined in good faith by the Board.

B. Holder Election to Fund Equity Cure. Subject to Section XI.(d) hereof, to the extent any Holder elects to make an Equity Contribution (as defined in the Credit Agreement) to the Company for the purpose of the Equity Cure under the Credit Agreement, at a price determined in good faith by the Board, the Company shall be required to exercise its rights under the Credit Agreement to effect an Equity Cure to the extent of such Equity Contribution.

The obligations imposed by this Section XIII shall terminate automatically on the Post-Exercise Meeting Date.

Section XIV. Information Rights.

A. Prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as applicable, in each case as specified in the Note Registration Rights Agreement, the Company shall furnish or cause to be furnished to each Holder that owns Warrants that are exercisable for more than 5% of the outstanding Common Stock (on a fully-diluted basis giving effect to the exercise of the Warrants and the full vesting of any then outstanding Unvested Management Shares), the information required to be furnished by or on behalf of the Company in accordance with Section 4.03 of the Indenture.

Section XV. Registration Rights.

Each of the Holders shall have the registration rights set forth in Exhibit B hereto, which Exhibit B is hereby incorporated herein as if set forth in full in this Agreement.

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Section XVI. Voting Proxy.

Within 30 days following the date of this Agreement, the Majority Holders shall designate to the Board, in writing, a Holder that shall serve as the designated representative of the Holders to act in such capacity as contemplated by this Agreement (such designated Holder, the “Holder Representative”). The Holder Representative designated pursuant to this Section XVI shall serve in such capacity for the term of this Agreement, unless such Holder Representative resigns or is replaced with a successor representative of the Holders hereunder, that has been designated by the Majority Holders, in writing to the Board, no later than 10 days prior to the date that such successor Holder Representative shall assume duties under this Agreement. Each Holder hereby irrevocably grants to and appoints the Holder Representative (to act by written consent) as such Holder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Holder, to vote or act by written consent with respect to such Holder’s Warrants, and to grant a consent, proxy or approval in respect of such Warrants, in the event that such Holder fails to respond to any written request from the Company to vote or act by written consent with respect to any of such Holder’s rights as provided for in this Agreement with respect to any of its Warrants within 30 days of the receipt of such written request. Each Holder hereby affirms that the irrevocable proxy set forth in this Section XVI will be valid until the Post-Exercise Meeting Date and is given to secure the performance of the obligations of such Holder under this Agreement. Each such Holder hereby further affirms that each proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest and shall extend until the Post-Exercise Meeting Date, or, if earlier, until the last date permitted by applicable laws. For the avoidance of doubt, except as expressly contemplated by this Section XVI, none of the Holders has granted a proxy to any person to exercise the rights of any such Holder under this Agreement or any other agreement to which such Holder is a party.

Section XVII. Enforcement.

The parties acknowledge that the remedy at law for any breach or violation of the provisions of this Agreement may be inadequate and that, in the event of any such breach or violation, the Company and/or the Securityholders shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which it or they may be entitled.

Section XVIII. Violation of Transfer or Exercise Provisions.

The Company shall not be required to exercise any Warrants or transfer on its books any Warrants, shares of Common Stock or Warrant Shares for which the Transfer is in violation of any of the provisions set forth in this Agreement or the Articles or Bylaws, or to treat as the owner of such Warrants, shares of Common Stock or Warrant Shares or, in the case of the share of Common Stock or Warrant Shares, to accord the right to vote as such owner or to pay dividends to any purported transferee to whom such Warrants, shares of Common Stock or Warrant Shares shall have been so transferred, assigned or pledged, and any such Transfer and the exercise of Warrants by any Holder not made in strict compliance with this Agreement shall be null and void and of no force and effect.

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Section XIX. General Provisions.

A. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

(i) “Affiliate” means, with respect to any specified person, any other person, directly or indirectly through one or more intermediaries, controlling or controlled by or under, directly or indirectly, common control with such specified person (for purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative thereto; provided that beneficial ownership of 15% or more of the voting stock of a person will be deemed to be control).

(ii) “Articles” means the amended and restated certificate of incorporation of the Company, as further amended, modified or otherwise supplemented from time to time in accordance with its terms.

(iii) “Bylaws” means the amended and restated bylaws of the Company, as further amended, modified or otherwise supplemented from time to time in accordance with their terms.

(iv) “Change of Control Event” has the meaning as set forth in clause (iii) of the definition of “Liquidity Event.”

(v) “Competitor” means a person or its Affiliate (other than a person that is a Competitor solely because it is an Affiliate of the Company or its subsidiaries or solely because it owns an equity interest in the Company or its subsidiaries) that owns or controls, directly or indirectly, any equity interests in, or operates, or has entered into any agreement to own or control, directly or indirectly, any equity interests in, or to operate, a casino or a convention, trade show or exhibition facility (provided, that the foregoing shall not cause a person that holds a passive investment constituting, directly or indirectly, less than 15% of the equity interests of any entity owning or operating such casino, convention, trade show or exhibition facility to be a Competitor).

(vi) “Credit Agreement” means the Credit Agreement, dated as of the date of this Agreement, by and among the Company, the Guarantors party thereto, the lenders party thereto, J.P. Morgan Securities LLC, as lead arranger and syndication agent, J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as joint bookrunning managers, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, providing for borrowings in the form of term loans and incremental term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any other debt facilities permitted under the Indenture, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as

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amended, supplemented, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (whether with the same or different lenders or holders, including by means of sales of debt securities to institutional investors) from time to time.

(vii) “Disbursement Agreement” means the Master Disbursement Agreement, dated as of the date of this Agreement, among the Company, REG, the trustee, the second lien collateral agent, the administrative agent under the Credit Agreement and the disbursement agent named therein, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

(viii) “Disqualified Holder” means any holder or beneficial owner of shares of capital stock or other equity interests (including Warrants and Warrant Shares) of the Company: (A) whose holding of such shares or interests may result or, when taken together with the holding of shares or interests by any other holder or beneficial owner, may result, in the judgment of the Board, in (i) the disapproval, modification, or non-renewal of any contract or agreement that is regulated or required to be approved by any gaming authority to which the Company or any its affiliates is a party or is subject; or (ii) the failure to obtain or the loss or non-reinstatement of any license, permit or franchise from any gaming authority held by the Company or any of its affiliates to conduct any portion of the business of the Company or its affiliates; or (B) who is required to be licensed, qualified or found suitable under any applicable gaming law and who fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the gaming authority), or is notified by a gaming authority that it will not be licensed, qualified or found suitable.

(ix) “Employment Agreement” means the Employment Agreement of Kevin DeSanctis, dated as of the date of this Agreement, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

(x) “Equity Cure” means the Company’s right, as set forth in Section 8.04 of the Credit Agreement, to cure its failure to comply with any Financial Performance Covenant with respect to a period of four consecutive fiscal quarters, by electing to use the net cash proceeds of any Equity Contribution or the proceeds thereof, from a person other than the Company or any of the Guarantors party to the Credit Agreement.

(xi) “Equity Securities” means (i) any shares of Common Stock of the Company, and any warrants, or other rights to subscribe for or to purchase any security convertible into, exercisable for or exchangeable for Common Stock of the Company (“Common Equity Securities”) and (ii) any shares of preferred stock of the Company, and any warrants, or other rights to subscribe for or to purchase any security convertible into, exercisable for or exchangeable for preferred stock of the Company (“Preferred Equity Securities”).

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(xii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xiii) “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

(xiv) “Indenture” means the Indenture, dated as of the date of this Agreement, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the Notes, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

(xv) “Independent Director” has the meaning set forth in Section VII.A hereof.

(xvi) “Investor Directors” means the two members of the Board that the Holders will have the right to designate, in accordance with Section VII hereof.

(xvii) “Liquidity Event” means (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole (collectively, a “Sale”), to any person or group, other than to the Company or any of its wholly-owned subsidiaries, and other than the transactions contemplated by the REG Lease or the Closing Date Transactions (as such terms are defined in the Indenture), (ii) the adoption by the stockholders of the Company of a plan or filing by the Company of any petition relating to the bankruptcy, liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger, consolidation or otherwise), the result of which is that any person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares (provided that the shares underlying the Warrants shall not be considered to be outstanding voting stock or voting power unless and until such Warrants are actually exercised) (a “Change of Control Event”), other than beneficial ownership by a person or group that is a Permitted Holder, (iv) the direct or indirect sale, transfer, conveyance or other disposition by the Management Stockholder of beneficial ownership of 50% or more of the outstanding shares of Common Stock beneficially owned by it as of the date of this Agreement (plus any Unvested Management Shares that have vested as of the date a determination is being made with respect to this clause (iv)), other than to the Company or a Permitted Holder, or (v) a Qualified IPO. For purposes of this definition, a person shall not be deemed to have beneficial ownership of equity interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

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(xviii) “Majority Holders” means, as the case may be, (i) holders of a majority of the Warrants until such time the Warrants are exercised and (ii) on and after the date the Warrants are exercised, a majority of the shares of Common Stock issuable on exercise of the Warrants.

(xix) “Management Directors” has the meaning set forth in Section VII.A hereof.

(xx) “Mandatory Exercise Event” means the consummation of a Change of Control Event or a Sale, in each case which constitutes a Liquidity Event.

(xxi) “New Jersey Gaming Laws” has the meaning set forth in Section III.A hereof.

(xxii) “Note Registration Rights Agreement” means the registration rights agreement with respect to the Notes, dated the date of this Agreement, among the Company, the Guarantors and the holders of the Notes.

(xxiii) “Opening Date” has the meaning set forth in the Disbursement Agreement.

(xxiv) “Opening Trigger Date” means the third anniversary of the Opening Date.

(xxv) “Ownership Limitations” has the meaning set forth in Section III.A hereof.

(xxvi) “Permitted Holder” means (i) the Management Stockholder and its Affiliates and family members, and (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, members, managers, owners or persons beneficially holding a controlling interest of which (or persons which are the principal beneficiaries of which) consist of any one or more of the persons referred to in the immediately preceding clause (i), and (iii) any group which consists exclusively of persons referred to in the immediately preceding clause (i) or (ii).

(xxvii) “Per Share Value” with respect to any shares of Common Stock or other equity interest, means on any particular date (a) the last sale price per share of the Common Stock or such other equity interest on such date on any registered national stock exchange or quotation system on which the Common Stock or such other equity interests is then listed or quoted, or if there is no such price on such date, then the closing bid price or last sale price, as applicable, on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock or such other equity interest is not listed or quoted on any registered national stock exchange or quotation system, the closing bid price or last sale price, as applicable, for a share of Common Stock or such other equity interests in the over-the-counter market, as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock or such other equity interest is not then

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reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) trading days preceding such date of determination, or (d) if the Common Stock or such other equity interest is not then publicly traded the fair market value of a share of Common Stock or such other equity interest as determined in good faith by the Board; provided, that all determinations of the Per Share Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

(xxviii) “person” means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

(xxix) “Post-Exercise Meeting Date” means the first annual or special meeting of stockholders (or action by written consent) (i) in which directors are to be elected after the Warrants are exercised, (ii) for which the Warrants are exercised at least 60 days prior to the record date for such meeting or action (or if no record date, the date of such meeting or action) and (iii) for which the holders of the Warrants received written notice of such meeting or action at least 15 days prior to the record date for such meeting or action (or if no record date, the date of such meeting or action).

(xxx) “Pro Rata Share” has the meaning set forth in Section X.(a) hereof.

(xxxi) “Qualified IPO” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than on Form S-4, S-8 or their equivalents) covering the offer and sale of the Common Stock for the account of the Company, to the public.

(xxxii) “REG” means Revel Entertainment Group, LLC, a New Jersey limited liability company.

(xxxiii) “Sale” has the meaning as set forth in clause (i) of the definition of “Liquidity Event.”

(xxxiv) “SEC” means the Securities and Exchange Commission.

(xxxv) “Securities Act” means the Securities Act of 1933, as amended.

(xxxvi) “Stock Restriction Agreement” means the Stock Restriction Agreement, dated as of the date of this Agreement, between the Company and the Management Stockholder.

(xxxvii) “Third Party” means any person excluding each of the following: the Company and any Affiliate or associate of the Company, or the Securityholders and any of their respective successors, officers, directors, managers, affiliates or associates, and partners (limited and general).

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(xxxviii) “Transfer Restrictions” has the meaning set forth in Section II.A hereof.

(xxxix) “Unvested Management Shares” means the 9,967,320 shares of Common Stock owned by the Management Shareholder as of the date of this Agreement which are subject to the vesting provisions of the Stock Restriction Agreement.

All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words “hereof,” “herein” or “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to sections of this Agreement unless otherwise specified. The term “including” shall mean “including without limitation.”

B. After-Acquired Securities. All of the provisions of this Agreement shall apply to (i) all of the Securities now owned or which may be transferred hereafter to, or owned by, the Securityholders and (ii) all securities and instruments (A) received by any Securityholder as a dividend on or other payment made to holders of shares of Common Stock or Warrant Shares, as applicable, or (B) issued in connection with a split of the Common Stock or Warrant Shares or as a result of any exchange for or reclassification of the Common Stock or Warrant Shares or a reorganization, recapitalization, consolidation or merger (other than a Mandatory Exercise Event (as defined in the Warrants)).

C. Rights and Obligations of Transferees. If any Securityholder transfers any or all of its Securities to any person, such person and each subsequent transferee shall have the same rights hereunder as are given to such Securityholder, and shall be subject to the same obligations as are imposed upon the Securityholder by the terms hereof (and all references herein to a Securityholder shall include such transferee), unless otherwise provided herein; provided, that the transferee shall execute and deliver to the Company a Joinder Agreement as required by Section II.C.

D. Owner of Securities. The person in whose name Securities are registered in the securities register of the Company may be treated as the owner thereof for all purposes, including without limitation, for the giving of notices under this Agreement.

E. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be given by nationally recognized overnight express courier, by facsimile or by electronic mail, and will be deemed given (i) if given by nationally recognized overnight carrier, upon confirmed delivery thereof and (ii) if given by facsimile or electronic mail, upon electronic or other confirmation of receipt, and will be addressed as follows:

(i) if to any Holder, addressed to such Holder at its address shown on the signature pages hereto, or at such other address or facsimile number as may have been furnished to the Company in writing in accordance with this Section XIX.E; and

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(ii) if to the Company or the Management Stockholder, c/o Revel Entertainment Group, LLC at 1301 Atlantic Avenue, Suite 200, Atlantic City, New Jersey 08401, Attention: Kevin G. DeSanctis (kevin@revelentertainment.com), or at such other address, facsimile number or e-mail as may have been furnished to the Company or the Management Stockholder, as applicable, in writing in accordance with this Section XIX.E.

F. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

G. Severability. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid term or provision.

H. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and assigns of the parties hereto, whether so expressed or not.

I. Modification, Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Securityholder unless approved in writing by the Management Stockholder, the Holders of a majority of the Warrant Shares (on a fully diluted basis assuming exercise of all then outstanding Warrants) and the Company, authorized by the Board. Notwithstanding the immediately preceding sentence, upon the consent of the Company, new parties may become subject to this Agreement by signing a Joinder Agreement without the consent of the Securityholders. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of any of the parties thereafter to enforce each and every provision hereof in accordance with its terms.

J. Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

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K. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including by facsimile or PDF, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

L. Information Confidential. Each Securityholder acknowledges that the information (including, without limitation, financial information regarding the Company) received by it in its capacity as a Securityholder of the Company is confidential and for such Securityholder’s use only, as the case may be, and each Securityholder will not use such information in violation of the securities laws or reproduce, disclose or disseminate such information to any other person (other than its employees or agents who have a need to know the contents of such information in connection with its investment in the Company and who are informed in advance of the obligations of confidentiality herein), unless the Company has made such information available to the public generally or such Securityholder is required to disclose such information by a governmental body.

M. No Group. The Holders and the Management Stockholder shall not constitute a “group” and/or “person” under Section 13 of the Exchange Act or any of the rules and regulations promulgated thereunder solely because they are parties to, and as a result of their exercise of rights under, this Agreement.

N. Termination. This Agreement, other than Section V and Section XV hereof, shall terminate in connection with and at any time subsequent to the closing of (i) a Qualified IPO or (ii) a Sale or a Change of Control Event which constitutes a Liquidity Event.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

REVEL AC, INC.

By:	/s/ Alan Greenstein
	Name:	Alan Greenstein
	Title:	Chief Financial Officer,
Treasurer and Secretary

MANAGEMENT STOCKHOLDER:

REVEL GROUP, LLC

By:	/s/ Kevin Desanctis
Name: Kevin Desanctis
Title: Manager

HOLDERS:

, as a Holder

By:

Print Name:

Title:

E-mail:

Address:

Exhibit A

FORM OF JOINDER AGREEMENT

                , 20

The undersigned is executing and delivering this Joinder Agreement pursuant to Section II.C of the Securityholders’ Agreement, dated as of February 17, 2011 (the “Securityholders’ Agreement”), by and among Revel AC, Inc., a Delaware corporation (the “Company”), Revel Group, LLC, a Delaware limited liability company (together with members of the Company’s management and other permitted transferees, the “Management Stockholder”), and the other Holders named therein (the Holders, together with the Management Stockholder, the “Securityholders”).

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by and to comply with all of the terms, provisions and conditions of the Securityholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement. The undersigned agrees that the undersigned is a Holder as such term is defined in the Securityholders’ Agreement.

The undersigned represents and warrants to the Company and each Securityholder that this Joinder Agreement has been duly and validly authorized, executed and delivered by the undersigned and constitutes a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

Capitalized terms used but not defined in this Joinder Agreement have the respective meanings set forth in the Securityholders’ Agreement.

[Signature Page Follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder Agreement as of the day and year first above written.

HOLDER:

, as a Holder

By:

Print Name:

Title:

Address:

Exhibit B

REGISTRATION RIGHTS AGREEMENT

[See Attached]

[Form of Registration Rights Agreement]

REGISTRATION RIGHTS AGREEMENT

Dated as of February 17, 2011

by and among

REVEL AC, INC.

and

THE PARTIES NAMED HEREIN

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 17, 2011 by and among Revel AC, Inc., a Delaware corporation (the “Company”), and the purchasers of the Warrants (as defined below) listed on Schedule I attached hereto (each, a “Purchaser” and collectively, the “Purchasers”), who have agreed to purchase the Warrants pursuant to the Purchase Agreements (as defined below).

WHEREAS, on the date hereof, the Purchasers are purchasing pursuant to several securities purchase agreements, each dated as of February 16, 2011 (collectively for all Purchasers, the “Purchase Agreements”), in each case, among the Company, the guarantors named therein and the individual Purchaser party thereto, an aggregate of 152,200 units (the “Units”), with each Unit consisting of (i) $2,000 principal amount of the Company’s 12% Second Lien Notes due 2018, including the guarantees by the guarantors thereof, and totaling $304,400,000 aggregate principal amount at maturity, and (ii) a warrant exercisable to purchase 1,000 shares of Common Stock (as defined below), with all warrants (the “Warrants”) initially exercisable for 152,200,000 shares of Common Stock, subject to adjustment as set forth in the Warrants;

WHEREAS, the Warrants will be governed by a warrant agreement, dated as of the date hereof (the “Warrant Agreement”), by and between the Company and U.S Bank National Association, as warrant agent;

WHEREAS, in order to induce the Purchasers to purchase the Warrants, the Company has agreed to provide the registration rights set forth in this Agreement; and

WHEREAS, the execution and delivery of this Agreement is a condition, as set forth in Article 7 of each of the Purchase Agreements, to the obligations of each of the Purchasers as set forth therein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as an inducement to the Purchasers to consummate the transactions contemplated by the Purchase Agreements, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Advice” has the meaning given to such term in Section 6(o).

“Affiliate” has the meaning given to such term in Rule 144 of the Securities Act.

“Agreement” has the meaning given to such term in the introduction hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” has the meaning given to such term in the introduction hereto.

“controlling person” has the meaning given to such term in Section 9(a).

“Delay Period” has the meaning given to such term in Section 2(d).

“Demand Notice” has the meaning given to such term in Section 2(a).

“Demand Registration” has the meaning given to such term in Section 2(b).

“Effectiveness Period” has the meaning given to such term in Section 2(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Furnished Information” has the meaning given to such term in Section 8(c).

“Holder” means any person who holds Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise of any securities, in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Holders Counsel” means such counsel consisting of a single law firm chosen by the Majority Holders included in a registration.

“Initial Public Offering” means a firm commitment underwritten initial public offering of Registrable Securities pursuant to an effective Registration Statement under the Securities Act, other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any similar or successor form.

“Interruption Period” has the meaning given to such term in Section 6(o).

“Losses” has the meaning given to such term in Section 9(a).

“Majority” means, with respect to the Warrant Shares, a majority of the Warrant Shares (assuming exercise of the Warrants if and to the extent not then exercised).

“Majority Holders” means Holders of a majority in aggregate principal amount of all Registrable Securities.

“Management Stockholder” means Revel Group, LLC, a Delaware limited liability company.

“Other Security Holder” has the meaning given to such term in Section 2(e).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Piggyback Registration” has the meaning given to such term in Section 3(a).

“Purchase Agreements” has the meaning given to such term in the recitals hereto.

“Purchaser” has the meaning given to such term in the introduction hereto.

“Registrable Securities” means the Warrant Shares; provided, however, that any such security shall cease to be a Registrable Security when (i) a Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Registration Statement; (ii) such security is sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company; (iii) such security is eligible for sale pursuant to Rule 144 under the Securities Act without limitation on volume or manner of sale, or (iv) any such security shall have ceased to be outstanding.

“Registration Expenses” has the meaning given to such term in Section 7(a).

“Registration Statement” means any registration statement under the Securities Act of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related prospectus and any information deemed to be a part of such prospectus pursuant to Rule 430A, 430B or 430C, as applicable, under the Securities Act, all amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments (including any registration statement filed pursuant to Rule 462(b) under the Securities Act), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder.

“Selling Holder” means, with respect to any registration statement, any Holder whose Registrable Securities are included therein.

“Units” has the meaning given to such term in the recitals hereto.

“Warrant Agreement” has the meaning given to such term in the recitals hereto.

“Warrants” has the meaning given to such term in the recitals hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreements.

Section 2. Demand Registrations.

(a) Following the date that is six months after the consummation of an Initial Public Offering by the Company of the Common Stock, the Holders shall have the right to request, by written notice given to the Company (the “Demand Notice”), the Company to register under and in accordance with the provisions of the Securities Act all or part of the Registrable Securities designated by such Holders; provided, that the aggregate amount of Registrable Securities requested to be registered pursuant to any such Demand Notice and pursuant to all Demand Notices received pursuant to the following sentence shall be the greater of (x) 5% of the outstanding shares of Common Stock and (y) $50.0 million. Upon receipt of any such Demand Notice, the Company will promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice (except that any such notice shall qualify as a Demand Notice without regard to the amount requested to be registered). The Holders as a group shall be entitled to one Demand Registration pursuant to this Section 2(a) unless any such Demand Registration did not become effective or was not maintained effective for a period (whether or not continuous) of at least 180 days or such shorter period which shall terminate when all the Registrable Securities covered by such Demand Registration have been disposed of pursuant thereto, in which case the Holders, as a group, will be entitled, in each case, to one additional Demand Registration pursuant hereto.

(b) As soon as practicable, but in any event within 90 days after the date on which the Company first receives a Demand Notice pursuant to Section 2(a) hereof, the Company shall file with the Commission a Registration Statement on the appropriate form for the registration and sale of the total number of Registrable Securities specified in such Demand Notices in accordance with the intended method or methods of distribution specified by the Holders in such Demand Notices (a “Demand Registration”), subject to the provisions of Section 2(d). The Company shall use its commercially reasonable efforts to cause such Registration Statement to become or to be declared effective by the Commission as soon as practicable, but in any event within 120 days after the filing of such Registration Statement, subject to the provisions of Section 2(d). If the Company receives written notice from a Holder after the date on which such Registration Statement has become effective that such Holder desires to include additional Registrable Securities in such Registration Statement, the Company shall use its commercially reasonable efforts to so include such additional Registrable Securities as promptly as possible by filing an additional registration statement pursuant to Rule 462(b) under the Securities Act or any similar rule then in effect, which registration statement shall not be counted towards determining the number of Demand Registrations to which the Holders are entitled pursuant to Section 2(a).

(c) Upon the occurrence of any event that would cause the Registration Statement (i) to contain a material misstatement or omission or (ii) to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Registration Statement, in the case of clause (i), correcting any such misstatement or omission and, in the case of either clause (i) or (ii), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement to become usable as soon as practicable thereafter.

(d) The Company agrees to use its commercially reasonable efforts to keep any Registration Statement filed pursuant to this Section 2 continuously effective and usable for the sale of Registrable Securities until the earlier of (i) the date that is 180 days after the date on which such Registration Statement became or was declared effective by the Commission and (ii) such time as all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, in either case as such period may be extended pursuant to this Section 2. Notwithstanding the foregoing, the Company shall have the right to delay the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or to suspend the use of any Registration Statement, for a period not in excess of 45 days (a “Delay Period”) if a majority of the Board of Directors of the Company determines in their reasonable good faith judgment that the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement (i) is not in the best interests of the Company, or would have a material adverse effect on the Company or, any proposed or pending financing, acquisition, disposition, merger or other material corporate transaction involving the Company or any of its subsidiaries, (ii) would require disclosure of any other material corporate development that the Company is not otherwise required to disclose or (iii) the prospectus contained in the Registration Statement contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 90 days minus (y) the number of days occurring during all Interruption Periods (as defined in Section 6(o) hereof) during such consecutive 12 months. Each Holder agrees to cease all public disposition efforts under such Registration Statement with respect to Registrable Securities held by such Holder immediately upon receipt of notice of the beginning of any Delay Period. The Company shall provide written notice to the Holders of the end of each Delay Period. The Company shall not be entitled to initiate a Delay Period unless it shall concurrently prohibit sales by other security holders of the Company under registration statements covering securities held by such other security holders and sales by executive officers of the Company during such period. The time period for which the Company is required to maintain the effectiveness of a Registration Statement referred to above shall be extended by the aggregate number of days of all Delay Periods and Interruption Periods affecting such Registration, and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period.”

(e) The Company shall not include any securities that are not Registrable Securities in any Registration Statement filed pursuant to this Section 2 without the prior written consent of Selling Holders holding a Majority of the Registrable Securities covered by such Registration Statement. The Company shall not enter into any agreement granting any person other than the Holders (an “Other Security Holder”) piggyback registration rights that would permit the Company securities of such Other Security Holder (or such Other Security Holder’s successors or assigns) to be included on a Registration Statement filed pursuant to this Section 2 or granting any Other Security Holder piggyback rights to include such Other Security Holder’s securities, in any registration in which the Holders have the right to include Registrable Securities, on a priority basis more favorable to such Other Security Holder than is provided pursuant to the first paragraph of Section 3(b). There are no agreements granting any Other Security Holder the right to include securities in any registration pursuant to this Section 2.

(f) If (x) the Selling Holders holding a Majority of the Registrable Securities covered by such Registration Statement, or the Majority Holders, as applicable, consent to the Company or any such Other Security Holder (or such Other Security Holder’s successors or assigns) having the right to have Company securities included on a Registration Statement filed pursuant to this Section 2 and (y) the managing underwriter(s) of the offering advise the Company in writing that in their good faith judgment the aggregate amount of securities, including Registrable Securities, of the Company that the Company, all Holders and all Other Security Holders have requested to be included in such registration exceeds the maximum number of securities, including Registrable Securities, that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering, then the Company will include the Registrable Securities and such other securities in the Registration Statement filed pursuant to this Section 2 in the following order of priority:

(i) first, the Registrable Securities requested to be included in such registration by the Holders pro rata among such Holders on the basis of the aggregate principal amount of Registrable Securities requested to be included by each such Holder,

(ii) second, if no Registrable Securities were excluded pursuant to clause (i) of this Section 2(f), securities other than Registrable Securities requested to be included in such registration by the Holders pro rata among such Holders on the basis of the aggregate amount of such other securities of the Company requested to be included by all such Holders,

(iii) third, if no Registrable Securities or other securities requested to be included by the Holders were excluded pursuant to clause (i) or (ii) of this Section 2(f) and subject to Section 2(e), securities requested to be included in such registration by Other Security Holders pro rata among such Other Security Holders on the basis of the aggregate amount of such securities requested to be included by all such Other Security Holders, and

(iv) fourth, the securities the Company proposes to sell;

provided, that if such registration contemplates an “over-allotment option” on the part of underwriters, to the extent such over-allotment option is exercised and Holders were excluded from registering any Registrable Securities or other securities pursuant to the priority provisions of this Section 2(f), then the over-allotment option shall be exercised first with respect to such Registrable Securities and second with respect to such other securities of the Holders (subject to Section 2(e), in each case, to the extent of such exclusion.

(g) Selling Holders holding a Majority of the Registrable Securities to be included in a Demand Registration pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement in respect thereof, revoke such request by providing a written notice to the Company to such effect; provided, that such Demand Registration shall be counted towards determining the number of Demand Registrations to which the Holders are entitled pursuant to Section 2(b) unless the Holders agree to pay the out of pocket expenses incurred by the Company in connection with such revoked Demand Registration.

Section 3. Piggyback Registrations.

(a) Right to Piggyback. If (but without any obligation to do so) the Company at any time proposes or is obligated to register any shares of Common Stock under the Securities Act, whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for a public offering under the Act (other than on a registration statement (i) on Form S-4 or Form S-8 or any successor form thereto or (ii) filed in connection with an exchange offer), the Company shall give prompt written notice of such proposed filing to all Holders and the Management Stockholder at least 15 Business Days before the anticipated filing date. Such notice shall offer such Holders and the Management Stockholder the opportunity to register such amount of Registrable Securities as they shall request (a “Piggyback Registration”). Subject to Sections 3(b) and 3(c) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after such notice has been received by the Holders and the Management Stockholder by the Company. If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Securities shall, subject to the provisions of this Section 3, be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The Selling Holders shall be permitted to withdraw all or a part of the Registrable Securities held by such Selling Holders which were to be included in such Piggyback Registration at any time prior to the effective date of such registration. The Company may withdraw any registration statement for such Piggyback Registration at any time before it becomes effective, or postpone the offering of securities thereunder, without obligation or liability to any Selling Holder. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such Piggyback Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(b) Piggyback on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter(s) of such offering advise the Company in writing that in their good faith judgment the aggregate principal amount of securities, including Registrable Securities, of the Company that the Company, all Holders and all Other Security Holders, pursuant to contractual rights to participate in such registration, have requested to be included in such registration exceeds the maximum number of securities, including Registrable Securities, that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering, then the Company will include the Registrable Securities and such other securities in the Registration Statement relating to such registration in the following order of priority:

(i) first, the securities the Company proposes to sell,

(ii) second, the Registrable Securities requested to be included in such registration by the Holders pro rata among such Holders on the basis of the aggregate principal amount of Registrable Securities requested to be included by each such Holder,

(iii) third, if no Registrable Securities were excluded pursuant to clause (ii) of this Section 3(b), securities other than Registrable Securities requested to be included in such registration by the Holders pro rata among such Holders on the basis of the aggregate amount of such other securities requested to be included by all such Holders, and

(iv) fourth, if no Registrable Securities or other securities requested to be included by the Holders were excluded pursuant to clause (ii) or (iii) of this Section 3(b), securities of the Company requested to be included in such registration by Other Security Holders pro rata among such Other Security Holders on the basis of the aggregate amount of such securities requested to be included by all such Other Security Holders;

provided, that if such registration contemplates an “over-allotment option” on the part of underwriters, to the extent such over-allotment option is exercised and Holders were excluded from registering any Registrable Securities or other securities pursuant to the priority provisions of this Section 3(b), then the over-allotment option shall be exercised first with respect to such Registrable Securities and second with respect to such other securities requested to be included by the Holders to the extent of such exclusion.

(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of Other Security Holders and the managing underwriter(s) of such offering advise the Company in writing that in their good faith judgment the aggregate amount of securities, including Registrable Securities, of the Company that all Holders and all Other Security Holders have requested to be included in such registration exceeds the maximum number of securities, including Registrable Securities, that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering, then the Company will include the Registrable Securities and such other securities in the Registration Statement relating to such registration in the following order of priority:

(i) first, the Registrable Securities requested to be included in such registration by the Holders pro rata among such Holders on the basis of the aggregate principal amount of Registrable Securities requested to be included by each such Holder,

(ii) second, if no Registrable Securities were excluded pursuant to clause (i) of this Section 3(c), securities other than Registrable Securities requested to be included in such registration by the Holders pro rata among such Holders on the basis of the aggregate amount of such other securities requested to be included by all such Holders, and

(iii) third, if no Registrable Securities or other securities requested to be included by the Holders were excluded pursuant to clause (i) or (ii) of this Section 3(c), securities of the Company requested to be included in such registration by Other Security Holders pro rata among such Other Security Holders on the basis of the aggregate amount of such securities requested to be included by all such Other Security Holders the securities the Company proposes to sell;

provided, that if such registration contemplates an “over-allotment option” on the part of underwriters, to the extent such over-allotment option is exercised and Holders were excluded from registering any Registrable Securities or other securities pursuant to the priority provisions of this Section 3(c), then the over-allotment option shall be exercised first with respect to such Registrable Securities and second with respect to such other securities of the Holders, in each case, to the extent of such exclusion.

Section 4. Hold-Back Agreements.

(a) The Company agrees (i) if so required by the managing underwriter of an underwritten offering effected pursuant to a Registration under Section 2 or 3 hereof, not to effect any public or private sale or distribution of securities of the same type (including any underlying securities) as the Registrable Securities included in such underwritten registration, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to the pricing of such offering and until the earlier of (A) the end of the 90-day period beginning on the date of pricing of such offering (except as part of such underwritten offering and except pursuant to registrations on Form S-8 or any successor form to such Form), unless the managing underwriter for such offering otherwise agrees, and (B) 10 days after the withdrawal of the related Registration Statement, and (ii) to use its commercially reasonable efforts to cause each holder of securities of the same type as the securities included in such underwritten offering, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 under the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriter for such offering otherwise agrees.

(b) If the Company registers securities of the Company in connection with an underwritten public offering by the Company, and no Registrable Securities have been excluded from such offering pursuant to Section 3(b) hereof, the Holders, if so requested by the managing underwriter of such underwritten offering, agree not to effect any public sale or distribution of any Registrable Securities (other than as a part of such underwritten public offering) without the consent of the Company or such managing underwriter during the period commencing on a date specified by the underwriter, such date not to exceed seven days prior to the effective date of such registration statement, and ending on the earliest of (i) 90 days after the pricing of such offering, (ii) the abandonment of such offering, and (iii) the first date on which the Company or any affiliate or executive officer of the Company is permitted to sell securities of the Company.

Section 5. Gaming Consents.

Prior to filing a Registration Statement, the Company and its subsidiaries shall make or obtain all Permits necessary or desirable for the consummation of the transactions contemplated hereby, including without limitation, the required approvals in accordance with the New Jersey Casino Control Act and the regulations promulgated thereunder, or any other applicable gaming authorities, for the pledge of, or any negative pledge on, the Common Stock of stock of the Company.

Section 6. Registration Procedures.

Whenever the Company is required to register Registrable Securities pursuant to Section 2 or 3 hereof, the Company shall:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities as prescribed by Section 2 or 3 hereof on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause each such Registration Statement to become effective within, and to keep each such Registration Statement effective for, the time periods provided herein and to comply in all material respects with the Securities Act and any requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder; provided, however, that before filing a Registration Statement (or any amendments or supplements thereto), the Company (i) will furnish to the Selling Holders, Holders Counsel, the underwriters, if any, and counsel for the underwriters copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such Selling Holders for a period of at least five Business Days (or such shorter time period as is practicable and of which notice is given to such Selling Holders); and (ii) will make available, at reasonable times, for inspection by (and, to the extent reasonably requested, will furnish copies to) one Holder designated by the Majority Holders and any single counsel or accountant retained by such managing underwriter or Holder of (A) all financial and other information required by the Commission to be included in such Registration Statement and (B) all financial and other records, pertinent corporate documents and properties of the Company customarily reviewed in connection with an underwritten registration, and will cause the officers, directors and employees of the Company, counsel to the Company and independent certified public accountants of the Company, to respond to such inquiries and supply all information, as shall be necessary, in the respective opinions of Holders Counsel and counsel to the underwriters, if any, to conduct a reasonable investigation within the meaning of the Securities Act, provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or under applicable law; and provided, further, that appropriate arrangements are made, to the extent required by applicable antitrust law, to limit access to such information of the Company to representatives of the Selling Holders who are not officers or employees of the Selling Holders; and provided, further, that, without limiting the foregoing, no such information shall be used by any such Person in connection with any market transactions in securities of the Company or its subsidiaries in violation of law or regulation; and (iii) will not file any Registration Statement to which Selling Holders holding a Majority of the Registrable Securities covered by such

Registration Statement or the underwriters, if any, or Holders Counsel shall reasonably object with three Business Days (or such shorter time period as is practicable and of which notice is given to such Selling Holders).

(b) use its commercially reasonable efforts to prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and such supplements to the related prospectus as may be necessary to cause such Registration Statement to become effective within, and to keep such Registration Statement effective for, the time periods provided herein; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) cooperate and assist in any filings required to be made with FINRA;

(d) furnish to each Selling Holder and to each underwriter, if any, such number of copies of such Registration Statement, each amendment and post-effective amendment thereto, the related prospectus included in such Registration Statement (including each preliminary prospectus and any supplement to such prospectus and any other prospectus filed under Rule 424 of the Securities Act), in each case including all exhibits, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder or to be disposed of by such underwriter (the Company hereby consenting to the use in accordance with all applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or prospectus);

(e) use its commercially reasonable efforts to register or qualify and, if applicable, to cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Selling Holder or managing underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction where it is not so subject;

(f) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class as the Registrable Securities are then listed;

(g) provide or cause to be maintained a transfer agent and registrar for all such Registrable Securities and use its commercially reasonable efforts to provide CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

(h) comply with all applicable rules and regulations of the Commission, and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing on the first day of the fiscal quarter following each fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which earnings statement shall cover said 12-month periods;

(i) use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts promptly to obtain the withdrawal or lifting of such order at the earliest possible time;

(j) use its commercially reasonable efforts (i) to obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and not objected to by Selling Holders holding a Majority of the Registrable Securities being sold), addressed to each Selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer’s counsel requested in underwritten offerings, such as the effectiveness of the Registration Statement and such other matters as may be requested by such counsel and underwriters, if any, and (ii) to obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Holders Counsel) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, and each Selling Holder, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and such other matters as the underwriters, if any, or Selling Holders holding a Majority of the Registrable Securities being sold may reasonably request;

(k) notify the Selling Holders, Holders Counsel and the managing underwriters, if any:

(i) when a prospectus or any supplement or post-effective amendment to such prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective,

(ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information,

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings by any Person for that purpose,

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening, of any proceeding for such purpose,

(v) of the happening of any event that makes any statement made in such Registration Statement or related prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any prospectus), not misleading; and

(vi) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be required;

(1) if requested by the managing underwriters, if any, or a Selling Holder, incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and Selling Holders holding a Majority of the Registrable Securities being sold reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

(m) if requested, furnish to each Selling Holder and the managing underwriter, without charge, at least one signed copy of the Registration Statement;

(n) upon the occurrence of any event contemplated by clause (k)(ii), (k)(v) or (k)(vi) above, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the prospectus will not contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or related prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if Commission review is required, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as practicable; and

(o) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use its commercially reasonable efforts to take all such other appropriate and reasonable actions requested by Selling Holders holding a Majority of the Registrable Securities being sold in connection therewith or by the managing underwriters (including cooperating in reasonable marketing efforts, including participation by senior executives of the Company in any “roadshow” or similar meeting with potential investors) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, provide indemnification provisions and procedures substantially to the effect set forth in Section 9 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 6(k), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Registration Statement contemplated by Section 6(n), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”), and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 7. Registration Expenses.

(a) Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Agreement, including but not limited to, (i) the documented reasonable fees and expenses of Holders Counsel (plus local counsel), (ii) all registration, filing fees and expenses (including fees with respect to filings made with FINRA and the fees and expenses of any “qualified independent underwriter” and its counsel, as may be required by the rules and regulations of FINRA), (iii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or Selling Holders of a Majority of the Registrable Securities being sold may designate), (iv) printing expenses (including printing certificates for the Registrable Securities to be sold and the registration statements and prospectuses), messenger and delivery expenses, duplication expenses, word processing expenses, and telephone expenses,

(v) fees and disbursements of counsel for the Company, and (vi) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and “cold comfort” letters incident to such registration) and fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company regardless of whether a registration statement becomes effective; provided, however, that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the fees and expenses of any Person, including special experts, retained by the Company, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; and provided, further, that each Selling Holder shall pay (x) all costs and expenses of counsel (other than the counsel costs referred to in (i) and (iii) above) and accounting or financing professionals retained by such Selling Holder, (y) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the securities sold by such Selling Holder, and (z) all other expenses incurred by such Selling Holder and incidental to the sale and delivery of the securities to be sold by such Holder.

Section 8. Conditions to Holder’s Rights.

Fulfillment of the following obligations shall be a condition precedent to each Selling Holder’s exercise of rights under this Agreement:

(a) Cooperation. Such Selling Holder shall cooperate with the Company by supplying information and executing documents relating to such Selling Holder or the securities of the Company owned by such Selling Holder in connection with such registration that are customary for offerings of this type, including agreeing to sell such Selling Holder’s Registrable Securities on the basis provided in any underwriting arrangements containing customary terms reasonably satisfactory to such Selling Holder; provided, that no Selling Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Selling Holder’s intended method of distribution and other representations and warranties in form, substance and scope as are customarily made by selling securityholders in underwriting agreements for secondary underwritten public offerings; provided further, that no Selling Holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to Furnished Information).

(b) Undertakings. Such Selling Holder shall enter into any undertakings and take such other action not inconsistent with other provisions of this Agreement relating to the conduct of the proposed offering that the Company or the underwriters may reasonably request (subject to Section 8(a)) as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of FINRA or which the Company or the underwriters may reasonably request to otherwise effectuate the offering (subject to Section 8(a)); and

(c) Indemnification. Such Selling Holder shall indemnify to the fullest extent permitted by law and hold harmless the Company, each of its directors, each of its officers, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company set forth in Section 9(a) below, but only with respect to written information about or pertaining to such Selling Holder furnished by such Selling Holder to the Company expressly for inclusion in any Registration Statement, preliminary prospectus or prospectus (or any amendment or supplement thereto) (the “Furnished Information”). In no event shall the liability of any Selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The obligations of the Selling Holders under this Section 8(c) are several, not joint.

Section 9. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify to the fullest extent permitted by law and hold each Holder, its directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (any of such Persons being hereinafter referred to as a “controlling person”) each such Holder against any and all losses, claims, damages, liabilities or expenses (including documented costs including, without limitation, costs of preparation and attorneys’ fees and disbursements) (collectively “Losses”) to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereof), if used prior to the effective date of such Registration Statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment, thereof or supplement thereof, including the information deemed part of such Registration Statement pursuant to Rule 430A promulgated under the Securities Act), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable in any such case for any such Loss by any Holder to the extent that arises out of or is based upon the Furnished Information. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their directors, officers and each of their respective controlling persons to the same extent as provided above with respect to each Holder. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be a party.

(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnity under this Agreement (an “Indemnified Party”) shall give prompt written notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, that the failure so to notify the Indemnifying Party shall not relieve the indemnifying party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such failure. The Indemnifying Party shall have the right exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees in writing to pay such fees and expenses; or (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such action (including any impleaded parties) include both the Indemnified party and the Indemnifying party, and the Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or its affiliates, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the Indemnified Party thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with any necessary local counsel which such counsel shall be designated by the Indemnified Party and be reasonably acceptable to the Indemnifying Party) at any time for such Indemnified Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

(c) Individual Obligations. The Indemnifying Party’s liability to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

(d) Contribution.

(i) If the indemnification provided for in this Section 9 or Section 8(c) is unavailable to an Indemnified Party in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Registrable Securities, or (B) if the allocation provided by this clause 9(d)(i)(A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in this clause 9(d)(i)(A) but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 9(b) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), no Indemnifying Party that is a Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Registrable Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Registrable Securities plus (ii) the amount of any damages that such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 9(d) are several in proportion to the respective principal amount of Registrable Securities held by each Holder hereunder and not joint.

(e) Non-Exclusive Remedy; Survival. The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The indemnity and contribution agreements contained in this Section 9 will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party, and will survive the transfer of securities.

Section 10. Rule 144A

So long as the Company shall not have registered any of its securities pursuant to Section 12 of the Exchange Act or filed a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, make available, upon the request of any Holder, to such Holder of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A under the Securities Act.

Section 11. Underwritten Registrations.

(a) Demand Registration. In the case of any underwritten offering pursuant to Section 2, the Holders of a Majority of the Registrable Securities initially requesting a Registration shall select the institution or institutions that shall manage or lead the offering or placement, subject to the reasonable satisfaction of the Company.

(b) Piggyback Registrations. In the case of any underwritten offering pursuant to Section 3, the Registrable Securities proposed to be registered and sold for the account of any Selling Holder shall be sold to prospective underwriters selected or approved by the Company, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Holders, if any, and/or Other Security Holders requesting registration and such prospective underwriters.

Section 12. Miscellaneous.

(a) Gaming Laws. Each of the provisions of this Agreement is subject to and shall be enforced in compliance with the New Jersey Gaming Laws.

(b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Except as otherwise provided in the last sentence of Section 3(a), the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate. Accordingly, except as otherwise provided in the last sentence of Section 3(a), any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement, including the provisions of this sentence, may be amended, modified, supplemented or waived only upon the prior written consent of the Company and the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a Majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, including without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreements, and such Person shall be entitled to receive the benefits hereof.

(e) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(f) Counterparts. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but each of which when so executed shall be deemed to be an original and all such counterparts taken together shall constitute one and the same Agreement.

(g) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(h) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile, e-mail PDF or air courier guaranteeing overnight delivery:

(i) if to any Purchaser, at the address or facsimile number set forth on the signature pages hereto; and

(ii) if to the Company, to 1301 Atlantic Avenue, Suite 200, Atlantic City, New Jersey 08401, Facsimile No. (609) 568-9317, Attention: Kevin DeSanctis (kevin@revelentertainment.com), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, Facsimile No. (213) 621-5217, Attention: Rodrigo A. Guerra, Jr., Esq. (rodrigo.guerra@skadden.com).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile or e-mail PDF; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties hereto have or have caused this Registration Rights Agreement to be duly executed as of the date first above written.

REVEL AC, INC.

By:
Name:
Title:

Schedule I

List of Purchasers

[On file with the Company]